Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 22, 2021, relating to the consolidated financial statements of Spire Inc. and subsidiaries, and the effectiveness of Spire Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Spire Inc. and subsidiaries for the year ended September 30, 2021.

/s/ Deloitte and Touche LLP

St. Louis, Missouri

November 23, 2021